Exhibit 10.1

AMENDMENT NO. 2 TO INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS AMENDMENT NO. 2 TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Second Amendment”) is made as of November 12, 2026, by and between GP-Act III Acquisition Corp., a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Second Amendment, but not specifically defined in this Second Amendment, shall have the meanings ascribed to such terms in the Initial Amended Agreement (as defined below).

WHEREAS, on May 13, 2024, the Company consummated an initial public offering (the “Offering”) of units of the Company (the “Units”), each of which is composed of one of the Company’s Class A ordinary shares, par value $0.0001 per share (“Ordinary Shares”), and one-half of one warrant, each whole warrant entitling the holder thereof to purchase one Ordinary Share;

WHEREAS, $287,500,000 of the gross proceeds of the Offering and the sale of the Private Placement Warrants (as defined in the Underwriting Agreement) was delivered to the Trustee to be deposited and held in the segregated Trust Account located in the United States for the benefit of the Company and the holders of Ordinary Shares included in the Units issued in the Offering, pursuant to the Investment Management Trust Agreement, made effective as of May 8, 2024, by and between the Company and the Trustee (the “Original Agreement”);

WHEREAS, on May 1, 2026, the holders of all of the Company’s then issued and outstanding Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”), converted all 7,187,500 Class B Ordinary Shares into Ordinary Shares on a one-for-one basis in accordance with the Company’s amended and restated memorandum and articles of association, and no Class B Ordinary Shares remain issued and outstanding;

WHEREAS, at an extraordinary general meeting of the Company held on May 12, 2026, the Company’s shareholders approved, among other things, an amendment to the Original Agreement to extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from May 13, 2026 to November 13, 2026, and the Company and the Trustee entered into Amendment No. 1 to the Original Agreement, dated as of May 12, 2026 (the “First Amendment” and, the Original Agreement as first amended by the First Amendment, the “Initial Amended Agreement”);

WHEREAS, in connection with such extraordinary general meeting, holders of 19,776,272 Ordinary Shares included in the Units issued in the Offering exercised their right to redeem such shares, and an aggregate of approximately $215.4 million was withdrawn from the Trust Account to pay such holders;

WHEREAS, the Company has sought the approval of the holders of its Ordinary Shares at an extraordinary general meeting to: (i) amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company must complete a business combination from November 13, 2026 to May 8, 2027 (the “Extension Amendment”); and (ii) amend the Agreement to extend the date on which the Trustee must liquidate the Trust Account if the Company has not completed its initial business combination from November 13, 2026 to May 8, 2027 (the “Trust Amendment”);

WHEREAS, at such extraordinary general meeting, the Extension Amendment was approved by holders of at least two-thirds of the then issued and outstanding Ordinary Shares who, being present and entitled to vote, voted at the meeting, and the Trust Amendment was approved by holders of at least sixty-five percent (65%) of the then issued and outstanding Ordinary Shares; and

WHEREAS, the parties desire to amend the Initial Amended Agreement to reflect the Trust Amendment.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement. 1.1. Section 1(i) of the Initial Amended Agreement is hereby further amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, jointly signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or a Co-Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and, in the case of Exhibit A, acknowledged and agreed to by Cantor, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein; provided that, in the case a Termination Letter in the form of Exhibit A is received, or (y) upon the date which is the later of (A) May 8, 2027, and (B) such later date as may be approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, as it may be amended from time to time, if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable), shall be distributed to the Public Shareholders of record as of such date;”.

1.2. Section 1(k) of the Initial Amended Agreement is hereby further amended and restated in its entirety as follows:

“Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Shareholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem Ordinary Shares included in the Units issued in the Offering (the “Public Shares”) from Public Shareholders properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”) or to redeem 100% of the Company’s Public Shares if it does not complete its initial Business Combination by May 8, 2027 or (B) with respect to any other provision relating to shareholders’ rights or pre-initial Business Combination activity. For the avoidance of doubt, the Public Shares do not include any Ordinary Shares issued upon the conversion of Class B Ordinary Shares, and no amounts shall be distributed from the Trust Account in respect of any such Ordinary Shares. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and”.

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Second Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Second Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Second Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Second Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Second Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Second Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Second Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Initial Amended Agreement, as modified by this Second Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

Continental Stock Transfer & Trust Company, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

[Signature Page to Amendment No. 2 to Investment Management Trust Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the date first above written.

GP-Act III Acquisition Corp.

By:	/s/ Rodrigo Boscolo
Name:	Rodrigo Boscolo
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

[Signature Page to Amendment No. 2 to Investment Management Trust Agreement]